UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 1, 2007

STRUCTURED ASSET SECURITIES CORPORATION (as Depositor under the Trust Agreement, dated as of July 1, 2007, providing for the issuance of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-15N)

       Lehman XS Trust, Series 2007-15N
(Issuing Entity)

         Structured Asset Securities Corporation
(Exact Name of Depositor as Specified in its Charter)

                    Lehman Brothers Holdings Inc.
(Exact Name of Sponsor as Specified in its Charter)

         Structured Asset Securities Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-139693	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 13th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 526-7000

                                            No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 6.02.	Change of Servicer.

This Current Report on Form 8-K is being filed to disclose (i) a servicing transfer from GreenPoint Mortgage Funding, Inc. (“GreenPoint”) to Aurora Loan Services LLC (“Aurora”) for the pool 1, pool 1C and pool 2 mortgage loans serviced pursuant to the Reconstituted Servicing Agreement, dated as of July 1, 2007, by and between Lehman Brothers Holdings Inc. (“LBH”) and GreenPoint (the “Group I Mortgage Loans”), (ii) a servicing transfer from SunTrust Mortgage, Inc. (“SunTrust”) to GMAC Mortgage, LLC (“GMACM”) for the mortgage loans serviced pursuant to the Reconstituted Servicing Agreement, dated as of July 1, 2007, by and between LBH and SunTrust (the “SunTrust Mortgage Loans”) and (iii) a servicing transfer from GreenPoint to GMACM for the pool 3 and pool 4 mortgage loans serviced pursuant to the Reconstituted Servicing Agreement, dated as of July 1, 2007, by and between LBH and GreenPoint (the “GreenPoint Mortgage Loans” and, together with the SunTrust Mortgage Loans, the “Group II Mortgage Loans”).

As of August 1, 2007, all of the Group I Mortgage Loans are serviced by Aurora pursuant to the Servicing Agreement, dated as of July 1, 2007, between LBH, as Seller, and Aurora, as Servicer, and all of the Group II Mortgage Loans are serviced by GMACM pursuant to the Securitization Servicing Agreement, dated as of July 1, 2007, among LBH, as Seller, GMAC, as Servicer, and Aurora, as Master Servicer. These servicing transfers, Aurora and GMACM are further described in the Prospectus Supplement dated July 30, 2007 to the Prospectus dated July 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES CORPORATION

By:	/s/ Michael C. Hitzmann

Name: Michael C. Hitzmann Title: Senior Vice President

Date: August 1, 2007